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                                                                   EXHIBIT 10.27



                        DIGITAL TELEVISION SERVICES, INC.
                             1997 STOCK OPTION PLAN

       1. NAME OF PLAN. The name of this Plan shall be the "Digital Television Services, Inc. 1997 Stock Option Plan," which may be changed by amendment to the Plan from time to time.

       2. PURPOSE OF PLAN. The Plan is adopted to align the interests of the shareholders with employees of Digital Television Services, Inc. (the "Company") and of any present or future parent or subsidiary of the Company (collectively, "Related Companies") within the meaning of Section 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "Code"), and (subject to Paragraph 4) other individuals who render services to the Company or a Related Company, by providing opportunities to purchase stock in the Company pursuant to Options granted hereunder which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Code and Options that do not qualify as ISOs ("Nonqualified Options"). References herein to the Company shall include Related Companies unless the context otherwise requires. Both ISOs and Nonqualified Options are referred to hereafter individually as an "Option" and collectively as "Options." With respect to non-employee individuals who render services to the Company or a Related Company as independent contractors, for purposes of this Plan, such persons shall be deemed to be "employed" (but for purposes of ISOs such persons shall not be considered "employees") by the Company or any Related Company only so long as there exists an employment relationship pursuant to a consulting or similar contract as determined by the Committee.

       3. ADMINISTRATION OF PLAN.

              A. BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board") or, subject to Paragraph 3(C) (relating to compliance with Code Section 162(m)), by a committee appointed by the Board (the "Committee"). Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of persons eligible under Paragraph 4) Options shall be granted; (ii) determine the time or times at which Options shall be granted; (iii) determine the exercise price of shares subject to each Option, which price shall not be less than the minimum price specified in Paragraph 7; (iv) determine, with the consent of the Optionee to the extent otherwise required, whether and to what extent outstanding Options shall be cancelled and new Options granted in substitution therefor covering the same or different numbers of shares of capital stock of the Company and having an exercise price per share that may be lower or higher than the exercise price per share of the cancelled Options; (v) determine (subject to Paragraph 4) whether each Option granted shall be an ISO or a Nonqualified Option; (vi) determine (subject to Paragraphs 8 and 9) the time or times when each Option shall become vested and become exercisable and the duration of the exercise period; (vii) extend the period during which outstanding Options may be exercised; (viii) determine whether restrictions are to be imposed on shares subject to Options and the nature of such restrictions, if any; and (ix) interpret



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the Plan and prescribe and rescind rules and regulations relating to it. If the
Committee determines to issue a Nonqualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

       B. COMMITTEE ACTIONS. The Committee members shall be elected by a majority vote of the Board and shall serve until their successors shall have been elected and qualified; provided, however, that the Committee shall consist of two or more members of the Board who are ineligible for a grant of Options under the terms of the Plan. The Committee may select one of its members as its chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and acts by a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee shall constitute the valid acts of the Committee. From time to time the Board (in each instance, by a majority vote of the Board) may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

       C. PERFORMANCE-BASED COMPENSATION. The Board, in its discretion, may take such action as may be necessary to ensure that Options granted under the Plan qualify as "qualified performance-based compensation" within the meaning of
Section 162(m) of the Code and applicable regulations promulgated thereunder ("Performance-Based Compensation"). Such action may include, in the Board's discretion, some or all of the following (i) if the Board determines that Options granted under the Plan generally shall constitute Performance-Based Compensation, the Plan shall be administered, to the extent required for such Options to constitute Performance-Based Compensation, by a Committee consisting solely of two or more "outside directors" (as defined in applicable regulations promulgated under Section 162(m) of the Code), and (ii) Options granted under the Plan may be subject to such other terms and conditions as are necessary for compensation recognized in connection with the exercise or disposition of such Option or the disposition of Common Stock acquired pursuant to such Option to constitute Performance-Based Compensation.

         4. ELIGIBILITY. ISOs may be granted only to employees of the Company or any Related Company. For purposes of granting ISOs under this Plan only to employees, "employee" shall have the meaning provided in Treas. Reg. ss. 1.421-7(h) or any successor provision regarding the determination of whether a person is an employee for purposes of granting or exercising ISOs. Nonqualified Options may be granted to any employee, officer or director (but only if such director is also an employee) or consultant (but not including any consultant also serving as a director on the Board) of the Company or any Related Company. The Committee may take into


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consideration a recipient's individual circumstances in determining whether to grant an ISO or a Nonqualified Option. The granting of any Option to any individual or entity (the "Optionee") shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Options.

       5. STOCK. The stock subject to Options shall be authorized but unissued shares of common stock of the Company, par value $0.01 per share (the "Common Stock") or such issued shares of Common Stock as may be reacquired by the Company in any manner. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is ONE HUNDRED THOUSAND (100,000), subject to adjustment as provided in Paragraph 12. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall again be available for grants of Options under the Plan.

       No employee of the Company or any Related Company may be granted Options to acquire, in the aggregate, more than FIFTY THOUSAND (50,000) (subject to adjustment as provided in Paragraph 12) shares of Common Stock under the Plan during any fiscal year of the Company. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

       6. GRANTING OF OPTIONS. Options may be granted under the Plan at any time on or after October 10, 1997, and prior to October 10, 2007. The date of grant of an Option under the Plan shall be the date specified by the Committee at the time it grants the Option; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.

       7.     MINIMUM OPTION EXERCISE PRICE; ISO LIMITATIONS.

              A. PRICE. The exercise per share specified in the agreement relating to each ISO and each Nonqualified Option granted under the Plan shall be not less than the fair market value of the Common Stock on the date of grant (subject to adjustment as provided in Paragraph 12).

              B. $100,000 ANNUAL LIMITATION ON ISO VESTING. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Company, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Nonqualified Options, and upon the exercise of any Option the Company shall issue separate

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share certificates to the Optionee with respect to shares acquired through the exercise of Options that are Nonqualified Options and Options that are ISOs.

              C. DETERMINATION OF FAIR MARKET VALUE. If, at any time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined in good faith by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

              D. ACCELERATION OF EXERCISABILITY. Any agreement with respect to Options granted hereunder may provide for automatic acceleration of exercisability of such Option under certain specified conditions. In addition, the Committee shall have the right to accelerate the date on which any installment of any Option becomes exercisable; provided, however, that for purposes of this sentence the Committee shall not, without the consent of an Optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Nonqualified Option pursuant to Paragraph 15 if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 7(B).

       8. OPTION DURATION. Subject to earlier termination as provided in Paragraph 9 or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Company, as determined under Code
Section 424(d). Subject to earlier termination as provided in Paragraph 9, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Nonqualified Option pursuant to Paragraph 15.

       9. EXERCISE OF OPTION. Subject to the provisions of Paragraphs 10 and 11, each Option granted under the Plan shall be exercisable as follows:

              A. VESTING. The Option shall either be partially or fully vested on the date of grant or shall become vested thereafter in such installments and upon such events or conditions


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as the Committee may in its discretion specify in an agreement relating to such
Option.

              B. FULL VESTING OF INSTALLMENTS. Once an installment becomes vested it shall remain vested until expiration or termination of the Option, unless otherwise specified by the Committee in an agreement relating to such Option.

              C. PARTIAL EXERCISE. After an Option becomes exercisable, it may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares of Common Stock with respect to which it is then exercisable, subject to the limitations contained herein.

       10. ASSIGNABILITY. No ISO shall be assignable or transferable by the Optionee except by will, by the laws of descent and distribution, and during the lifetime of an Optionee each ISO shall be exercisable only by the Optionee. Nonqualified Options shall be transferable only to the extent set forth in the option agreement relating thereto.

       11. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Paragraphs 6 through 10 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options and provisions for automatic acceleration of vesting under certain specified conditions. The Committee may specify that any Nonqualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

       12. ADJUSTMENTS. Options granted under this Plan shall be subject to adjustment as provided in this Paragraph 12.

       If the Company (i) pays a dividend in shares of the Company's Common Stock to holders of the Company's Common Stock; (ii) distributes shares of the Company's Common Stock to holders of the Company's Common Stock; (iii) subdivides the outstanding shares of the Company's Common Stock into a greater number of shares of the Company's Common Stock; or (iv) combines the outstanding shares of the Company's Common Stock into a smaller number of the shares of the Company's Common Stock, the number of shares and the purchase price per share subject to each Option shall be adjusted so that the holder of each Option thereafter exercised shall be entitled to receive the number of shares that such holder would have owned immediately following such action had the Option been exercised immediately prior to the action. Any adjustment made pursuant to this paragraph shall be effective on the record date in the case of a dividend or distribution, and shall become effective on the effective date of a subdivision or combination.


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       If the Company is a party to any reorganization, reclassification of the
Company's stock, consolidation or merger with another company, or the sale of all or substantially all the Company's assets to another company is effected in such a way that the holders of any class of the Company's capital stock are entitled to receive stock, other securities, cash or other property with respect to or in exchange for shares of the Company's stock, then in connection with such reorganization, reclassification, consolidation, merger or sale, adequate provision (as determined by the Committee) shall be made by which each holder of an Option shall have the right to receive upon the basis and terms specified in this Plan and in the Option agreement and in lieu of the Shares purchasable upon exercise of the Option such shares of stock, other securities, cash or other property as would have been issuable or payable with respect to or in exchange for that number of the Company's shares equal to the number of shares of such stock immediately theretofore purchasable or receivable upon exercise of the Option had such reorganization, reclassification, consolidation, merger or sale not occurred. In every instance, appropriate provisions shall be made with respect to the holders of Options so that the provisions hereof shall be applicable in relation to any shares of stock, others securities, cash or other property deliverable upon exercise of the Option.

       Notwithstanding the foregoing, any adjustments made pursuant to the foregoing with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

       13. MEANS OF EXERCISING OPTIONS. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the Option holder's promissory note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d), or
(e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his Option until the date of issuance of a



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stock certificate to such holder for such shares. Except as expressly provided above in Paragraph 12 with respect to changes due to stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

       14. TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board as of October 10, 1997, subject to approval of the Plan by the stockholders of the Company. If the approval of stockholders is not obtained prior to October 10, 1998, any grants of Options under the Plan made prior to that date will be rescinded. The Plan shall expire at the end of the day October 9, 2007 (except as to Options outstanding on that date). Options may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares of Common Stock that may be issued under the Plan may not be increased (except by adjustment pursuant to Paragraph 12); (b) the provisions of Paragraph 7(A) regarding the exercise price at which shares may be offered may not be modified (except by adjustment pursuant to Paragraph 12); and (c) the expiration date of the Plan may not be extended. Except as otherwise provided in this Paragraph 14, in no event may action of the Board or stockholders alter or impair the rights of an Optionee, without such Optionee's written consent, under any Option previously granted to such Optionee.

       15. CONVERSION OF ISOS INTO NONQUALIFIED OPTIONS. Subject to the last paragraph in Paragraph 12, without the prior written consent of the holder of an ISO, the Committee shall not alter the terms of such ISO (including the means of exercising such ISO) if such alteration would constitute a modification (within the meaning of Section 424(h)(3) of the Code). The Committee, at the written request or with the written consent of any Optionee, may in its discretion take such actions as may be necessary to convert such Optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Nonqualified Options at any time prior to the expiration of such ISOs, regardless of whether the Optionee is an employee of the Company or a Related Company at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the written consent of the Optionee) may impose such conditions on the exercise of the resulting Nonqualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Optionee the right to have such Optionee's ISOs converted into Nonqualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. Upon the taking of such action and upon the exercise of any such Option, the Company shall issue separate share certificates to the Optionee with respect to shares acquired through the exercise of Options that are Nonqualified Options and Options that are ISOs.

       16. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.




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       17.    NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. By accepting an
ISO granted under the Plan, each Optionee agrees to notify the Company in writing immediately after such Optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any Common Stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition generally is any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or (b) the date one year following the date the ISO was exercised.

       18. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Nonqualified Option, the transfer of a Nonqualified Stock Option pursuant to an arm's length transaction, the making of a Disqualifying Disposition (as defined in Paragraph 17), the vesting or transfer of restricted stock or securities acquired on the exercise of a Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (i) the exercise of an Option (ii) the transfer of a Nonqualified Stock Option, or (iii) the vesting, exercisability, or transferability of restricted stock or securities acquired by exercising an Option, on the Optionee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the Optionee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the Optionee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of an Option, shares having an aggregate fair market value equal to the amount of such withholding taxes.

       19. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

       Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by Optionees in connection with the Plan.

       20. OTHER AGREEMENTS. Upon request of the Company, and as a condition to the exercise of an Option, the Optionee (or transferee thereof) shall be deemed to have agreed to execute and agree to be bound by the terms of any stockholders' agreement, lock-up agreement, or similar instrument affecting the rights and obligations of stockholders applicable to holders of 5% or more of the issued and outstanding Common Stock of the Company, on a fully diluted basis.

       21.    MISCELLANEOUS.

       A. ENTIRE PLAN; AMENDMENT. This document evidences the entire Digital Television Services, Inc. 1997 Stock Option Plan. In the event of a conflict between the Plan document and


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any written or oral information concerning the Plan, terms of the Plan shall be controlling. This Plan may not be altered or amended orally. Any alteration or amendment to the Plan shall be effective only when reduced to writing and duly approved by the Company's Board and stockholders (when stockholder approval is required under the Plan).

              B. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Plan shall be governed by and construed in accordance with the laws of the State of Georgia. All disputes between or among any Optionee, any person holding or claiming to hold any Optionee's Option, the Company (or any Related Company), and any other person having a dispute under the Plan or with respect to any Option shall be solely and finally settled by the Committee. The interpretation and construction by the Committee of any provisions of the Plan or any Option granted under the Plan (including the option agreement relating to such Option) shall be final unless otherwise determined by the Board. Each person referred to in this Paragraph hereby irrevocably consents to the exclusive personal jurisdiction of the courts of the State of Georgia with respect to matters arising out of or related to the Committee's determinations made hereunder, and with respect to matters, if any, related to the Plan or any Option (including the option agreement relating to such Option) not required to be determined by the Committee.

              C. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and such Plan shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

Originally adopted by the Board of Directors as of October 10, 1997. Originally approved by the Stockholders as of _________ ___, 199__.









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